UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2025

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On September 5 2025, Lesaka Technologies, Inc. (“Lesaka”), through its indirect South African subsidiaries Cash Connect Capital Proprietary Limited (“CCC”) and K2020 Connect Proprietary Limited (“K2020”), entered into a Revolving Credit Facility Agreement (the “Loan Document”) with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB” or the “Lenders”) (the “Transaction”). The Transaction closed on September 8, 2025. At the same time and with relation to the Transaction, certain other Lesaka subsidiaries within the Connect Group of companies listed therein, as guarantors and RMB entered into ancillary finance documents which include an amended and restated limited guarantee, pledge and cession in security.

The Loan Document contains customary covenants that require CCC and K2020, an indirect South African subsidiary of Lesaka performing similar business activities as CCC, to collectively maintain a specified capital adequacy ratio, restrict the ability of the entities to make certain distributions with respect to their capital stock, encumber their assets, incur additional indebtedness, make investments, engage in certain business combinations and engage in other corporate activities.

The Transaction contemplates that, CCC and K2020 collectively may borrow up to an aggregate of ZAR 400.0 million ("Revolving Credit Facility") for the sole purposes of funding CCC's and K2020's capital advance businesses, settling up to ZAR 20.0 million related to an intercompany loan to CCC's direct parent, and paying the structuring and execution fee and legal costs. The Revolving Credit Facility replaces CCC existing lending arrangement and increases the borrowings available to facilitate further growth of the business.

Interest on the Revolving Credit Facility is payable on the last business day of each calendar month and is based on the South Africa prime rate in effect from time to time less a margin of 0.10 per cent per annum for the period commencing on the date of first utilization and terminating on the first anniversary of the date of first utilization and 0.35 per cent per annum thereafter. The prime rate was 10.50% on September 5, 2025.

CCC and K2020 will pay a non-refundable structuring and execution fee of ZAR 500,000, excluding value added taxation, to the Lenders which will be settled following the first utilization of the Revolving Credit Facility.

On September 5, 2025, the USD/ZAR exchange rate was $1: ZAR17.65.

The foregoing description of the Loan Document does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Revolving Credit Facility Agreement, dated September 5, 2025, between Cash Connect Capital Proprietary Limited, the Parties Listed in Part I of Schedule 1 (the Original Guarantors) and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as Lender).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: September 9, 2025	By:	/s/ Daniel Luke Smith
	Name:	Daniel Luke Smith
	Title:	Group Chief Financial Officer